Exhibit 7.1

April 23, 2021

Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: Juniper Industrial Holdings, Inc.

We have read the statements that Juniper Industrial Holdings, Inc. included under Item 4.02 of the Form 8-K dated April 23, 2021, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement in Form 8-K.

Sincerely,

/s/ Marcum LLP

Marcum LLP